Exhibit 99.1

FIDUS INVESTMENT CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

EVANSTON, Ill., March 8, 2012 (GLOBE NEWSWIRE) – Fidus Investment Corporation (NASDAQ:FDUS) (“Fidus” or the “Company”) today announced its financial results for the fourth quarter and full year ended December 31, 2011. Fidus provides customized mezzanine debt and equity financing solutions primarily to lower middle market companies based in the United States. On June 20, 2011, Fidus priced its initial public offering (the “Offering”) and closed the associated formation transactions. The financial results for the full year 2011 are presented as if the Offering and associated formation transactions had occurred on January 1, 2011. Except as otherwise specified, references to “we,” “us,” and “our” refer to Fidus Mezzanine Capital, L.P. and its subsidiaries (the “Fund”), which were acquired as part of the formation transactions with the Offering, prior to the Offering, and refer to Fidus Investment Corporation and its subsidiaries for the periods after the Offering.

Full Year 2011 Financial Highlights

•	Total investment income of $23.4 million – 30.0% increase over prior year

•	Net investment income of $11.5 million – 28.7% increase over prior year

•	Net increase in net assets resulting from operations of $15.4 million, or $1.63 per share

•	Net asset value of $140.5 million at December 31, 2011, or $14.90 per share

•	Originated $78.0 million of new investments

•	Weighted average yield on debt investments as of December 31, 2011 was 15.3%

•	Continued strong quality of investment portfolio

Fourth Quarter 2011 Financial Highlights

•	Total investment income of $7.3 million

•	Net investment income of $3.4 million, or $0.36 per share

•	Net increase in net assets resulting from operations of $4.3 million, or $0.46 per share

•	Originated $40.3 million of new investments

Portfolio and Investment Activities

As of December 31, 2011, we had debt and equity investments in 23 portfolio companies, with a total fair value of $204.7 million, or approximately 106% of cost basis. During the year ended December 31, 2011, we made investments of $78.0 million in nine new and five existing portfolio companies. We had repayments of $23.3 million on existing debt investments. As of December 31, 2011, the weighted average yield on our debt investments was 15.3%. The weighted average yield was computed using the effective interest rates for all debt investments at cost, including accretion of discounts and fees but excluding debt investments on non-accrual status, if any.

Fourth quarter 2011 investment activity included the following:

•	ACFP Management, Inc. – Fidus invested $7.4 million in subordinated debt in ACFP, doing business as Anthony’s Coal Fired Pizza, a restaurant chain specializing in coal-fired pizza and Italian soul food with locations in Florida and the Northeast.

•	K2 Industrial Services, Inc. – Fidus refinanced its outstanding loan investment in K2 with $13.2 million of subordinated debt and preferred equity. K2 is a provider of industrial cleaning and coating services.

•	Malabar International – Fidus invested $6.9 million in subordinated debt and preferred equity in Malabar, a supplier of ground support equipment for commercial and military aircraft.

•	Medsurant Holdings, LLC – Fidus invested $3.0 million in subordinated debt with warrants in Medsurant, a provider of intraoperative monitoring technology and services.

•	Trantech Radiator Products, Inc. – Fidus invested $9.7 million in subordinated debt and common equity in Trantech, a supplier of radiators to the North American power transmission and distribution industry.

Full Year 2011 Financial Results

Total investment income was $23.4 million in the year ended December 31, 2011, an increase of $5.4 million, or 30.0%, over the $18.0 million of total investment income for the year ended December 31, 2010. This increase was primarily attributable to greater interest and fee income on higher average levels of debt investments.

Total expenses were $11.8 million in the year ended December 31, 2011, an increase of $2.8 million, or 31.1%, over the $9.0 million in the prior year. The increase was primarily attributable to increased incentive and administrative service fees as well as higher interest expense and professional fees, partially offset by a decrease in the management fee after offset. The increase in incentive fees of $1.6 million and administrative fees of $0.4 million as well as the decrease in management fees after offset of $0.3 million were primarily due to the new Investment Advisory and Administration Agreements effective as of the Offering and associated formation transactions. Interest expense increased $0.5 million during the year ended December 31, 2011 compared to the prior year as a result of higher outstanding balances of SBA debentures. Professional fees increased $0.4 million primarily due to higher legal and accounting costs following our Offering.

Net investment income for the year ended December 31, 2011 was $11.5 million, an increase of $2.6 million, or 28.7%, over the $9.0 million of net investment income for the prior year. Net investment income per share for the year ended December 31, 2011 was $1.22.

Total realized losses on investments were $12.3 million during the year ended December 31, 2011, resulting from two investments. This compares to realized losses totaling $3.9 million in the prior year, resulting from a loss on one investment. The net change in unrealized appreciation on investments was $16.2 million in the year ended December 31, 2011, compared to net unrealized depreciation of $0.1 million in the prior year. Included in the net change in unrealized appreciation for the full year 2011, is $11.3 million of reclassification adjustments related to the realized losses noted above. As a result, the net gain on investments (including realized and unrealized) was $3.9 million, or $0.41 per share in the year ended December 31, 2011, an increase of $7.8 million over the net loss on investments of $3.9 million in the prior year. As a result of the events described above, the net increase in net assets resulting from operations was $15.4 million for the year ended December 31, 2011, or $1.63 per share, compared with a net increase of $5.0 million in the prior year.

Liquidity and Capital Resources

At December 31, 2011, we had $39.1 million in cash and cash equivalents, including remaining proceeds from the Offering, and $104.0 million in SBA debentures outstanding. The SBA debentures have an annual weighted average interest rate of 5.1% as of December 31, 2011.

On January 25, 2012, the Fund received a commitment from the SBA to issue an additional $20.0 million in SBA debentures, bringing the total SBA leverage commitment to the Fund to $150.0 million.

Recent Developments

•	On January 24, 2012, we invested $6.5 million in subordinated debt in FutureTech Holding Company, a provider of information (“IT”) and IT enabled solutions.

•	On March 5, 2012, we invested $10.0 million in senior debt with warrants in United Biologics, LLC, a provider of allergy testing and immunotherapy services.

First Quarter 2012 Dividend of $0.34 Per Share

As previously announced, the Company’s Board of Directors has declared a quarterly dividend of $0.34 per share, an increase from the Company’s prior quarterly dividend of $0.32 per share. This quarterly dividend is payable on March 28, 2012 to stockholders of record as of March 14, 2012.

Fidus has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not “opted out” of the DRIP at least three days prior to the dividend payment date will have their cash dividends automatically reinvested in additional shares of the Company’s common stock. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

Fourth Quarter and Full Year 2011 Financial Results Conference Call

Fidus has scheduled a conference call for Friday, March 9, 2012 at 9:00 a.m. Eastern Time to discuss the Company’s fourth quarter and full year 2011 financial results.

You can access the conference call by dialing (877) 845-0711 approximately 10 minutes prior to the call. International callers should dial (760) 298-5081. A replay of the conference call may be accessed by dialing (855) 859-2056. International callers should dial (404) 537-3406. For all phone replays, please reference conference ID #52844392.

The Company’s quarterly and full year results conference call will also be available via a live webcast on the investor relations section of the Company’s website at http://investor.fdus.com/events.cfm. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website following the conclusion of the conference call. Additionally, the earnings release will be available on the investor relations section of the Company’s website at http://investor.fdus.com prior to the conference call.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-K for the year ended December 31, 2011 to be filed with the Securities and Exchange Commission (www.sec.gov) on March 8, 2012.

Annual Meeting of Stockholders

As previously announced, the 2012 annual meeting of stockholders will be held Wednesday, June 6, 2012. Stockholders of record at the close of business on March 26, 2012 will be entitled to notice of and to vote at the annual meeting. The time and address of the location of the annual meeting will be as set forth in the Company’s annual proxy statement.

ABOUT FIDUS INVESTMENT CORPORATION

Fidus Investment Corporation provides customized mezzanine debt and equity financing solutions to lower middle-market companies, which we generally define as U.S. based companies having revenues between $10.0 million and $150.0 million. Fidus’s investment objective is to provide attractive risk-adjusted returns by generating both current income from our debt investments and capital appreciation from our equity related investments. Fidus seeks to partner with business owners, management teams and financial sponsors by providing customized financing for change of ownership transactions, recapitalizations, strategic acquisitions, business expansion and other growth initiatives.

Fidus is an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for tax purposes, Fidus intends to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. Fidus was recently formed in February 2011 to continue and expand the business of the Fund, which commenced operations in May 2007, in making investments in mezzanine debt and equity securities of lower middle market companies.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Fidus’s control, and that Fidus may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in Fidus’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and Fidus undertakes no obligation to update any such statement now or in the future.

CONTACT: Edward H. Ross

Chief Executive Officer

847-859-3940

FIDUS INVESTMENT CORPORATION
Consolidated Statements of Assets and Liabilities

	December 31, 2011	December 31, 2010

ASSETS
Investments, at fair value
Control investments (cost: $19,916,617 and $26,985,897, respectively)	$28,598,962	$29,419,402
Affiliate investments (cost: $49,913,338 and $24,413,389, respectively)	50,058,243	26,860,320
Non-control/non-affiliate investments (cost: $122,709,976 and $93,907,155, respectively)	126,088,167	85,061,756

Total investments at fair value (cost: $192,539,931 and $145,306,441, respectively)	204,745,372	141,341,478
Cash and cash equivalents	39,058,516	1,757,139
Interest receivable	1,686,851	1,141,357
Deferred financing costs (net of accumulated amortization of $1,134,767 and $812,118, respectively)	2,687,233	2,795,257
Prepaid expenses and other assets	465,171	341,558

Total assets	$248,643,143	$147,376,789

LIABILITIES
SBA debentures	104,000,000	93,500,000
Accrued interest payable	1,718,989	1,638,862
Due to affiliates	2,162,160	958
Accounts payable and other liabilities	279,849	232,305

Total liabilities	108,160,998	95,372,125

Net Assets	$140,482,145	$52,004,664

ANALYSIS OF NET ASSETS
Partners’ capital	$—	$52,004,664
Common stock, $0.001 par value (100,000,000 shares authorized; 9,427,021 and
0 shares issued and outstanding, respectively)	9,427	—
Additional paid-in capital	138,648,226	—
Undistributed net investment income	422,049	—
Accumulated net realized loss on investments	(481,937)	—
Accumulated net unrealized appreciation on investments	1,884,380	—

Total net assets	$140,482,145	$52,004,664

Net asset value per share	$14.90	n/a

FIDUS INVESTMENT CORPORATION
Consolidated Statements of Operations

	Years Ended December 31,
	2011	2010	2011
Investment income:
Interest and fee income
Control investments	$3,344,436	$3,097,915	$2,120,482
Affiliate investments	4,698,007	2,376,552	2,110,399
Non-control/non-affiliate investments	14,716,073	11,634,449	8,314,153

Total interest and fee income	22,758,516	17,108,916	12,545,034
Dividend income
Control investments	425,012	442,368	398,603
Affiliate investments	13,480	—	—
Non-control/non-affiliate investments	96,100	360,592	1,182,351

Total dividend income	534,592	802,960	1,580,954
Interest on idle funds and other income	93,489	72,882	57,753

Total investment income	23,386,597	17,984,758	14,183,741

Expenses:
Interest expense	5,487,640	4,961,565	3,688,066
Base management fee	3,612,104	4,144,546	4,084,496
Less: management fee offset	(430,208)	(708,427)	(1,115,066)
Incentive fee	1,609,108	—	—
Administrative service expenses	449,217	—	—
Professional fees	654,465	223,038	286,145
Other general and administrative expenses	447,225	404,399	144,463

Total expenses	11,829,551	9,025,121	7,088,104

Net investment income before income taxes	11,557,046	8,959,637	7,095,637
Income tax expense	24,108	—	—

Net investment income	11,532,938	8,959,637	7,095,637

Net realized and unrealized gains (losses) on investments:
Realized loss on control investments	—	—	(3,740,595)
Realized loss on affiliate investments	—	—	(1,809,818)
Realized loss on non-control/non-affiliate investments	(12,317,729)	(3,858,307)	—
Net change in unrealized appreciation (depreciation)
on investments	16,170,404	(77,617)	(3,137,354)

Net gain (loss) on investments	3,852,675	(3,935,924)	(8,687,767)

Net increase (decrease) in net assets resulting
from operations	$15,385,613	$5,023,713	$(1,592,130)

Per common share data: (1)
Net investment income per share-basic and diluted	$1.22	n/a	n/a

Net increase in net assets resulting from operations
per share-basic and diluted	$1.63	n/a	n/a

Dividends paid per share	$0.64	n/a	n/a

Weighted average number of shares outstanding-
basic and diluted	9,427,021	n/a	n/a

(1)	The weighted average shares outstanding for the year ended December 31, 2011, are based on the assumption that the number of shares issued in the Formation Transactions and Offering (including the over-allotment) in June and July 2011 (9,427,021 shares of common stock) had been issued on January 1, 2011.